United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(125,920)
Unrealized Gain (Loss) on Market Value of Futures	(751,750)
Dividend Income	336
Interest Income	215
Total Income (Loss)	$(877,119)

Expenses
General Partner Management Fees	$17,530
NYMEX License Fee	350
Prepaid Insurance Expense	333
Brokerage Commissions	313
Non-interested Directors' Fees and Expenses	305
Other Expenses	16,182
Total Expenses	35,013
Expense Waiver	(12,676)
Net Expenses	$22,337
Net Income (Loss)	$(899,456)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/13	$27,054,352
Net Income (Loss)	(899,456)

Net Asset Value End of Month	$26,154,896
Net Asset Value Per Unit (1,600,000 Units)	$16.35

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612